SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Definitive information statement

Ever-Glory International Group, Inc.

(Name of Registrant as specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

Ever-Glory International Group, Inc.

17870 Castleton Street #335,

City of Industry, CA 91748

Telephone: (626) 839-9116

This information statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of Ever-Glory International Group, Inc., a Florida corporation, which we refer to herein as “EGLY,” “company,” “we,” “our” or “us.” The mailing date of this information statement is on or about June___, 2006.

On June 2, 2006, the record date for determining the identity of shareholders who are entitled to receive this information statement, 19,971,758 shares of our common stock were issued and outstanding and 7,883 shares of our Series A preferred stock were issued and outstanding. The common stock and Series A preferred stock constitutes the sole outstanding classes of voting securities of the Company. Each share of common stock and Series A preferred stock entitles the holder thereof to one vote on all matters submitted to shareholders.

NO VOTE OR OTHER CONSENT OF OUR SHAREHOLDERS IS SOLICITED

 IN CONNECTION

WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR

A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On June 1, 2006, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Company, to acquire a 100% ownership interest of Nanjing Catch-Luck Garments Co, Ltd, a Chinese limited liability company (“Catch-Luck”) by directing the company’s wholly-owned subsidiary, Perfect Dream, Ltd., a British Virgin Island corporation (“Perfect Dream”), to acquire 100% of the stock equity of Catch-Luck (the “Equity”) from Ever-Glory Enterprises (HK) Ltd, a Hong Kong corporation (“EGLY HK”) and (“the “Transaction”).

A majority of the members of the board of directors of the Company, including Mr. Kang Yihua, a majority owner, director, CEO and President of the Company, are either shareholders, officers or directors of EGLY HK or its affiliates. Mr. Kang is the 100% shareholder and a director and officer of EGLY HK. The board was fully informed of the interests of the other directors in EGLY HK or its affiliates and unanimously approved the Purchase Agreement (“Agreement”) and the Transactions contemplated thereby. However, the board conditioned consummation of the transactions contemplated by the Agreement on approval thereof by a majority of the disinterested shareholders of the Company (“the Consenting Shareholders”) in accordance with the provisions of section 607.0832 of the Florida Business Organizations Code. None of the Consenting Shareholders have any interest in EGLY HK or its affiliates. The Consenting Shareholders represent a majority of the voting rights of our outstanding common stock at the record date, not including voting rights held by shareholders that have an interest in EGLY HK or its affiliates. The Company believes that the Consenting Shareholders have approved the Agreement and the Transactions contemplated thereby in accordance with the provisions of section 607.0832 of the Florida Business Organizations Code. In addition to the Consenting Shareholders, the Agreement and the transactions contemplated thereby were approved by Mr. Kang, who holds in the aggregate 614,338 shares, or approximately 3.1% of our issued and outstanding common stock and 6,238 shares, or approximately 79% of our issued and outstanding Series A preferred stock. The approval of Mr. Kang’s Series A preferred stock is voting on a 7600 for 1 basis pursuant to the Article of Incorporation, which consist of 60% voting power of the Company.

The controlling shareholders have not consented to or considered any other corporate action.

Because shareholders holding at least a majority of the voting rights of our outstanding common stock at the record date have voted in favor of the sale, and have sufficient voting power to approve the transaction through their ownership of common stock, no other shareholder consents will be solicited in connection with this information statement. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), the proposals will not become effective until a date at least 20 days after the date on which this information statement has been mailed to the shareholders. We anticipate that the actions contemplated herein will be effected approximately 30 days after filing of this information statement. This information statement will serve as written notice to shareholders pursuant to Section 607.0141 of the Florida Business Organizations Code.

DESCRIPTION OF TRANSACTION

On June 26, 2006, the Company, through its wholly-owned subsidiary Perfect Dream, entered into an agreement (a “Purchase Agreement”) with EGLY HK pursuant to which the Company has agreed to acquire and EGLY HK has agreed to sell all of the EGLY HK’s interest in Catch-Luck. EGLY HK owns 100% of the total capital of Catch-Luck. A copy of the Purchase Agreement is included as Appendix A.

Reasons for the Acquisition

The Company believes that the acquisition of this asset is in the best interests of the Company. Catch-Luck is in the business of clothing manufacturing in China, as is the Company, and both businesses share common management. Catch-Luck has strong gross and net revenues.

Management believes that its investment in Catch-Luck is compatible with the company’s core business and the acquisition of this asset will allow management to take advantage of economies of scale in the areas of production, administration, and purchasing. Furthermore, the immediate revenues to the Company resulting from the acquisition of this asset will enable the Company to expand its current business and other pending projects as the Company deems in the best interest of its shareholders.

Terms of the Sale

Purchase Price

In accordance with the terms of the Purchase Agreement, the Perfect Dream will acquire all of EGLY HK’s interest in Catch-Luck for the aggregate purchase price of USD10 million, of which an amount in Renmimbi (“RMB”) equal to USD600,000.00 will be payable in cash by Perfect Dream via bank wire transfer in immediately available funds to EGLY HK (the “Cash Consideration), and the remaining USD9.4 million will be payable in common stock of EGLY (“Buyer Shares”), the parent of Perfect Dream, (the “Stock Consideration Amount”) within 90 days of the closing of the Transaction. The number of shares of Buyer Shares shall be determined as of the Closing by dividing the Stock Consideration Amount by the fair market value per share of the Buyer Shares. Fair market value shall be the preceding 30-day average of the high bid and the low ask price for Buyer Shares as quoted on the Over-the-Counter Bulletin Board as of the Closing. The shares of the Common Stock delivered pursuant to the Purchase Agreement shall be restricted and shall not be entitled to registration rights. The purchase price for the Equity is payable to EGLY HK within ninety (90) days after the Closing.

Closing Date

The Closing will occur one business day after the later of (i) a date at least 20 days after the date on which this information statement has been mailed to the shareholders and (ii) the Company’s delivery of full transfer documentation and the receipt of the necessary regulatory approvals to the sale from the People’s Republic of China.

Conditions to the Sale

The Company will not complete the sale unless and until the Company has received the necessary regulatory approvals from the appropriate government agencies of the People’s Republic of China.

Representations And Warranties

The Purchase Agreement contains a number of customary representations and warranties made by the Company, Catch-Luck and EGLY HK, including representations and warranties regarding:

•	Due organization, good standing and corporate power and authority;
•	Capitalization;
•	Ownership of the interest in Catch-Luck;
•	Corporate power and authority to enter into the Purchase Agreement and lack of conflicts with corporate governance documents, contracts or laws;

Regulatory Requirements

The acquisition of the interest in Catch-Luck requires the approval of all appropriate government agencies of the People’s Republic of China. EGLY HK is responsible for obtaining all requisite consents and approvals from all appropriate government agencies of the Government of the People’s Republic of China.

Material Tax Consequences

There will be no tax consequences to the Company or its shareholders as a result of this sale.

Appraisal Rights

Holders of the Company’s common stock are not entitled to any appraisal rights with respect to this transaction.

Investment Banking Fees

The Company is not obligated to pay any fees for investment banking services in connection with this transaction.

Interest Of Members Of The Board Of Directors And Management

None of the members of the Company’s Board of Directors or management has any interest in EGLY HK or Catch-Luck or will receive any remuneration as a result of the acquisition of this asset.

A majority of the members of the board of directors of the Company, including Mr. Kang Yihua, a majority owner, director, CEO and President of the Company, are either shareholders, officers or directors of EGLY HK or its affiliates. Mr Kang is the 100% shareholder and a director and officer of EGLY HK. The board was fully informed of the interests of the other directors in EGLY HK or its affiliates and unanimously approved the Purchase Agreement (“Agreement”) and the Transactions contemplated thereby. However, the board conditioned consummation of the transactions contemplated by the Agreement on approval thereof by a majority of the disinterested shareholders of the Company in accordance with the provisions of section 607.0832 of the Florida Business Organizations Code. None of the Consenting Shareholders have any interest in EGLY HK or its affiliates. The Consenting Shareholders represent a majority of the voting rights of our outstanding common stock at the record date, not including voting rights held by shareholders that have an interest in EGLY HK or its affiliates. The Company believes that the Consenting Shareholders have approved the Agreement and the Transactions contemplated thereby in accordance with the provisions of section 607.0832 of the Florida Business Organizations Code.

Security Ownership Of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s Common Stock and Preferred Stock as of March 23, 2006 by each person known to the Company to own more than five percent (5%) of the Company’s Common Stock and by each of the Company’s current directors and officers, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.

Name and Address	Amount of Beneficial Ownership of Common Stock (1)	Percent of Ownership	Amount of Beneficial Ownership of Series A Preferred Stock 1)	Percent of Ownership

Directors and Executive Officers(2)
Kang Yi Hua, Chief Executive Officer, President and Director	614,338	3.1%	6,238	79.1%
Yan Xiao Dong, Director	-		499	6.3%
Wei Ru Quin, Director	-		115	1.5%
Sun Jia Jun, Chief Operating Officer and Director	-		230	2.9%
Li, Ning, Director	-		384	4.9%
Guo Yan, Chief Financial Officer	-		-	-

All Executive Officers and Directors as a group (6 persons)	614,338	3.1%	7,466	94.7%

(1)          The percentage of shares beneficially owned is based on 19,971,758 shares of common stock outstanding and 7,883.551 shares of series A preferred outstanding. Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power of the shares. On or about October 27, 2005, each of the shareholders listed in this table, as well as other shareholders holding an aggregate of 336, 573 shares (total 7,883,551 shares) exchanged their shares of common stock for 7,883.551 shares of preferred stock, in order to increase the availability of common stock for public shareholders. In addition, on November 1, 2005, the Company effected a 7.6-for-1 forward stock split of its common stock in the form of a stock dividend, which increased the number of outstanding shares of common stock to 19,971,758 shares. As a result, each share of preferred stock has the same voting, dividend and liquidation rights as 7,600 shares of common stock and will convert back into common stock at such time as the Company is able to increase the number of authorized shares of common stock to no less than 500,000,000 shares.

(3) The address for each of Ever-Glory’s directors and executive officers is Ever-Glory’s principal offices, Ever-Glory International Group, Inc., 17870 Castleton Street, #335 city of Industry, California.

Risk Factors

We May Require Additional Financing

We may require additional financing to proceed with our anticipated business activities following completion of the acquisition. There can be no assurance that financing will be available on terms beneficial to us, or at all.

Following the acquisition of this asset, we may require additional financing during the next 12 months in order to proceed with our anticipated business activities. If we raise additional capital by selling equity or equity-linked securities, these securities would dilute the ownership percentage of our existing shareholders. Also, these securities could have rights, preferences or privileges senior to those of our common stock and Series A preferred stock. We also have the authority to issue additional series of preferred shares with terms, rights and preferences established by the board of directors. Similarly, if we raise additional capital by issuing debt securities, those securities may contain covenants that restrict us in terms of how we operate our business, which could also affect the value of our common stock. We may not be able to raise capital on reasonable terms, or at all.

Risks Relating to the Industry in Which We Compete

Our sales are influenced by general economic cycles.

Apparel is a cyclical industry that is dependent upon the overall level of consumer spending. Our customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any substantial deterioration in general economic conditions, increases in energy costs or interest rates, acts of war, acts of nature or terrorist or political events that diminish consumer spending and confidence in any of the regions in which we compete, could reduce our sales and adversely affect our business and financial condition.

Intense competition in the worldwide apparel industry could reduce our sales and prices.

We face a variety of competitive challenges from other apparel manufacturers both in China and elsewhere. Some of these competitors have greater financial and marketing resources than we do and may be able to adapt to changes in consumer preferences or retail requirements more quickly, devote greater resources to the marketing and sale of their products or adopt more aggressive pricing policies than we can. As a result, we may not be able to compete successfully with them.

The success of our business depends upon our ability to offer innovative and upgraded products at attractive price points.

The worldwide apparel industry is characterized by constant product innovation due to changing consumer preferences and by the rapid replication of new products by competitors. As a result, our success depends in large part on our ability to continuously and rapidly respond to customer requirements for innovative and stylish products at a competitive pace, intensity, and price. Failure on our part to regularly and rapidly respond to customer requirements could adversely affect our ability to retain our existing customers or to acquire new customers which would limit our sales growth.

The worldwide apparel industry is subject to ongoing pricing pressure.

The apparel market is characterized by low barriers to entry for both suppliers and marketers, global sourcing through suppliers located throughout the world, trade liberalization, continuing movement of product sourcing to lower cost countries, ongoing emergence of new competitors with widely varying strategies and resources, and an increasing focus on apparel in the mass merchant channel of distribution. These factors contribute to ongoing pricing pressure throughout the supply chain. This pressure has and may continue to:

•	require us to reduce wholesale prices on existing products;
•	result in reduced gross margins across our product lines;
•	increase pressure on us to further reduce our production costs and our operating expenses.

Any of these factors could adversely affect our business and financial condition.

Increases in the price of raw materials or their reduced availability could increase our cost of goods and decrease our profitability.

The prices we charge for our products are dependent in part on the market price for raw materials used to produce them. The price and availability of our raw materials may fluctuate substantially, depending on a variety of factors, including demand, crop yields, weather, supply conditions, transportation costs, government regulation, economic climates and other unpredictable factors. Any raw material price increases could increase our cost of goods and decrease our profitability unless we are able to pass higher prices on to our customers. Moreover, any decrease in the availability of our raw materials could impair our ability to meet our production requirements in a timely manner.

Risks Relating to Our Business

We depend on a group of key customers for a significant portion of our sales. A significant adverse change in a customer relationship or in a customer’s performance or financial position could harm our business and financial condition.

Net sales to our ten largest customers totaled approximately 81% and 74% of total net sales in 2005 and 2004, respectively. Our largest customer accounted for approximately 22% and 12% of net sales in 2005 and 2004. The garment manufacturing industry has experienced substantial consolidation in recent years, which has resulted in increased customer leverage over suppliers, greater exposure for suppliers to credit risk and an increased emphasis by customers on inventory management and productivity.

A decision by a major customer, whether motivated by competitive considerations, strategic shifts, financial requirements or difficulties, economic conditions or otherwise, to decrease its purchases from us or to change its manner of doing business with us, could adversely affect our business and financial condition. In addition, while we have long-standing customer relationships, we do not have long term contracts with any of our customers.

As a result, purchases generally occur on an order-by-order basis, and the relationship, as well as particular orders, can generally be terminated by either party at any time.

We are subject to export quotas imposed by governments which could adversely affect our business.

Pursuant to the World Trade Organization (WTO) Agreement, effective January 1, 2005, the United States and other WTO member countries removed quotas from WTO members. In certain instances, the elimination of quotas affords the Company greater access to foreign markets; however, as the removal of quotas resulted in an import surge from China, the U.S. took action in May 2005 and imposed safeguard quotas on seven categories of goods. Exports of each specified product category will continue to be admitted into the United States in the ordinary course until the restraint level for that category is reached, after which further exports will be embargoed and will not be cleared until after January 2006. Additionally, on June 10, 2005, in response to the surge of Chinese imports into the European Union (EU), the EU Commission signed a Memorandum of Understanding (MOU) with China in which ten categories of textiles and apparel will be subject to restraints and on November 8, 2005, the U.S. and China entered into an MOU in which 21 categories of textiles and apparel will be subject to restraints. Certain of the Company’s apparel products fall within the categories subject to the safeguards in the U.S. and the EU, which could adversely affect the Company’s ability to export and sell these products. There can be no assurance that additional trade restrictions will not be imposed on the exports of the Company’s products in the future. Such actions could result in increases in the cost of its products generally and may adversely affect the Company’s results of operations. The Company continues to monitor the developments described above.

We must maintain sufficient development and manufacturing capacity to meet the needs of our customers.

We must maintain sufficient development and manufacturing capacity in an environment characterized by continuing cost pressure and demands for product innovation and speed-to-market. We have made a deposit on 113,220 square meters of land in Nanjing Jiangning Economic and Technological Development Zone, which includes an existing manufacturing facility of 26,629 square meters. The Company expects to sign the purchase agreement and complete the purchase in 2006. However, the Company has been allowed to take possession of the property prior to consummation of the purchase. The Company expects the new manufacturing facility to be in production by late 2006 and will replace the Company’s current manufacturing facility. If we are unable for any reason to consummate the purchase of this facility, our manufacturing capacity will be seriously adversely affected. In addition, the cost to bring this facility into full production may exceed our expectations, which would have an adverse affect on our results of operations and our liquidity.

In addition, garment design changes rapidly as a result of a number of factors, including changing fashion trends, changing consumer tastes, and new fabrics and design techniques. In order to meet customer demands and changing customer preferences, we have to continually update our manufacturing equipment and technology. If we are unable to acquire state-of-the-art equipment and technology, we may not be able to meet customer demands, which could result in loss of customers and sales, which would have an adverse affect on our results of operations and our liquidity.

The success of our business depends on our ability to attract and retain qualified employees.

We need talented and experienced personnel in a number of areas including our core business activities. An inability to retain and attract qualified personnel, especially our key executives, could harm our business. Turnover among our employees and senior management could have a material adverse effect on our ability to implement our strategies and on our results of operations.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

Failure to timely comply with the requirements of Section 404 or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our debt securities.

We are not currently an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Beginning with our Annual Report for the year ending December 31, 2007, Section 404 of the Sarbanes-Oxley Act of 2002 will require us to include an internal control report with our Annual Report on Form 10-KSB. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Additionally, our independent registered public accounting firm will be required to issue reports on management’s assessment of our internal control over financial reporting and their evaluation of the operating effectiveness of our internal control over financial reporting. Our assessment requires us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

Achieving compliance with Section 404 within the prescribed period may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to complete the work necessary for our management to issue its management report in a timely manner, or that we will be able to complete any work required for our management to be able to conclude that our internal control over financial reporting is operating effectively. If we are not able to complete the assessment under Section 404 in a timely manner, we and our independent registered public accounting firm would be unable to conclude that our internal control over financial reporting is effective as of December 31, 2007. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our debt securities. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We must successfully maintain and/or upgrade our information technology systems.

We rely on various information technology systems to manage our operations and we regularly evaluate these systems against our current and expected requirements. We are currently implementing modifications and upgrades to our systems, including replacing legacy systems with successor systems, making changes to legacy systems and acquiring new systems with new functionality. There are inherent costs and risks associated with replacing and changing these systems, including significant capital expenditures and the risk of delays or difficulties in transitioning to new systems or of integrating new systems into our current systems. Any information technology system disruptions, if not anticipated and appropriately mitigated, could have an adverse effect on our business and operations.

We may engage in future acquisitions and strategic investments that dilute the ownership percentage of our stockholders and require the use of cash, incur debt or assume contingent liabilities.

As part of our business strategy, we expect to continue to review opportunities to buy or invest in other businesses or technologies that we believe would enhance our manufacturing capabilities, or that may otherwise offer growth opportunities. If we buy or invest in other businesses in the future, we could: require the use of cash, incur debt or assume contingent liabilities.

As part of our business strategy, we expect to continue to review opportunities to buy or invest in other businesses or technologies that we believe would complement our current products, expand the breadth of our markets or enhance our technical capabilities, or that may otherwise offer growth opportunities. If we buy or invest in other businesses, products or technologies in the future, we could:

•	incur significant unplanned expenses and personnel costs;
•	issue stock that would dilute our current stockholders’ percentage ownership;
•	use cash, which may result in a reduction of our liquidity;
•	incur debt;
•	assume liabilities; and
•	spend resources on unconsummated transactions.

We may not realize the anticipated benefits of past or future acquisitions and strategic investments, and integration of acquisitions may disrupt our business and management.

We may in the future acquire or make strategic investments in additional companies. We may not realize the anticipated benefits of these or any other acquisitions or strategic investments, which involve numerous risks, including:

•	problems integrating the purchased operations, technologies, personnel or products over geographically disparate locations;
•	unanticipated costs, litigation and other contingent liabilities;
•	diversion of management’s attention from our core business;
•	adverse effects on existing business relationships with suppliers and customers;
•	incurrence of acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;
•	inability to retain key customers, distributors, vendors and other business partners of the acquired business; and
•	potential loss of our key employees or the key employees of an acquired organization.

If we are not be able to successfully integrate businesses, products, technologies or personnel that we acquire, or to realize expected benefits of our acquisitions or strategic investments, our business and financial results may be adversely affected.

International political instability and concerns about other international crises may increase our cost of doing business and disrupt our business.

International political instability may halt or hinder our ability to do business and may increase our costs. Various events, including the occurrence or threat of terrorist attacks, increased national security measures in the United States and other countries, and military action and armed conflicts, can suddenly increase international tensions. Increases in energy prices will also impact our costs and could harm our operating results. In addition, concerns about other international crises, such as the spread of severe acute respiratory syndrome (“SARS”), avian influenza, or bird flu, and West Nile viruses, may have an adverse effect on the world economy and could adversely affect our business operations or the operations of our OEM partners, contract manufacturer and suppliers. This political instability and concerns about other international crises may, for example:

•	negatively affect the reliability and cost of transportation;
•	negatively affect the desire and ability of our employees and customers to travel;
•	adversely affect our ability to obtain adequate insurance at reasonable rates; and
•	require us to take extra security precautions for our operations.

Furthermore, to the extent that air or sea transportation is delayed or disrupted, our operations may be disrupted, particularly if shipments of our products are delayed.

Business interruptions could adversely affect our business.

Our operations and the operations of our suppliers and customers are vulnerable to interruption by fire, earthquake, hurricanes, power loss, telecommunications failure and other events beyond our control. In the event of a major natural disaster, we could experience business interruptions, destruction of facilities and loss of life. In the event that a material business interruption occurs that affects us or our suppliers or customers, shipments could be delayed and our business and financial results could be harmed.

We expect to experience volatility in our stock price, which could negatively affect stockholders’ investments.

The market price for shares of the Company’s common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of the Company’s common stock include, but are not limited to:

•	receipt of substantial orders or order cancellations;
•	quality deficiencies in services or products;
•	international developments, such as technology mandates, political developments or changes in economic policies;
•	government regulations;
•	energy blackouts;
•	acts of terrorism and war;
•	widespread illness;
•	strategic transactions, such as acquisitions and divestitures;
•	earthquakes or other natural disasters concentrated in Nanjing, China where a significant portion of the Company’s operations are based.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to changes in the volatility of the Company’s common stock price, the Company may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Export Quotas

Pursuant to the World Trade Organization (WTO) Agreement, effective January 1, 2005, the United States and other WTO member countries removed quotas from WTO members. In certain instances, the elimination of quotas affords the Company greater access to foreign markets; however, as the removal of quotas resulted in an import surge from China, the U.S. took action in May 2005 and imposed safeguard quotas on seven categories of goods. Exports of each specified product category will continue to be admitted into the United States in the ordinary course until the restraint level for that category is reached, after which further exports will be embargoed and will not be cleared until after January 2006. Additionally, on June 10, 2005, in response to the surge of Chinese imports into the European Union (EU), the EU Commission signed a Memorandum of Understanding (MOU) with China in which ten categories of textiles and apparel will be subject to restraints. Certain of the Company’s apparel products fall within the categories subject to the safeguards in the U.S. and the EU, which could adversely affect the Company’s ability to export and sell these products. At this time, based on expected U.S. and EU actions and other mitigating factors, the Company believes that such safeguard measures will not have a material impact on its sales in the U.S. and EU. On a longer term basis, if necessary, the Company expects to adjust the types of apparel it manufactures and therefore believes that the aforementioned restraints and safeguard measures will not have a material impact on its sales and profitability. There can be no assurance that additional trade restrictions will not be imposed on the exports of the Company’s products in the future. Such actions could result in increases in the cost of its products generally and may adversely affect the Company’s results of operations. The Company continues to monitor the developments described above.

Possible Volatility of Stock Price

The market price for shares of the Company’s common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of the Company’s common stock include, but are not limited to:

•	receipt of substantial orders or order cancellations of products;
•	quality deficiencies in services or products;
•	international developments, such as technology mandates, political developments or changes in economic policies;
•	changes in recommendations of securities analysts;
•	shortfalls in the Company’s backlog, revenues or earnings in any given period relative to the levels expected by securities analysts or projected by the Company;
•	government regulations, including stock option accounting and tax regulations;
•	energy blackouts;
•	acts of terrorism and war;
•	widespread illness;
•	proprietary rights or product or patent litigation;
•	strategic transactions, such as acquisitions and divestitures;

•	rumors or allegations regarding the Company’s financial disclosures or practices; or
•	earthquakes or other natural disasters concentrated in Nanjing, China where a significant portion of the Company’s operations are based.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to changes in the volatility of the Company’s common stock price, the Company may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Additional Information

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

By Ever-Glory International Group, Inc.

/s/ Kang Yihua
Dated: June 27, 2006	Kang Yihua, CEO and President

APPENDIX A

AGREEMENT FOR THE PURCHASE AND SALE OF STOCK

THIS AGREEMENT is made and entered into on this 26th day of June 2006, by and among Ever-glory International, Inc., a Florida corporation, the address of which is 17870 Castleton Street #335, City of Industry, California 91748 (“Ever-Glory”) and Perfect Dream Ltd, a British Virgin Islands corporation, the address of which is Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Buyer”) on the one hand, and Ever-Glory Enterprises (HK) Ltd, a Hong Kong corporation, the address of which is Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola,

British Virgin Islands (“Seller”) and Nanjing Catch-Luck Garments Co, Ltd, a Chinese limited liability company with the address of Dongshan Town, Jiangning District, Nanjing, People Republic of China (“Catch-Luck”) on the other hand.

R E C I T A L S:

A.          Seller is the owner of 100% of the stock equity of Catch-Luck (the “Equity”).

B.          Buyer desires to purchase the Equity from the Seller, and the Seller desire to sell the Equity to Buyer, so that as a result of the transaction, Buyer will hold a 100% ownership interest in Catch-Luck.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1         Sale and Transfer of Equity. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), Seller will transfer and convey the Equity to Buyer, and Buyer will acquire the Equity from Seller, free and clear of all liens, encumbrances, security interests, rights of first refusal, equities, options, claims, charges and restrictions of any nature whatsoever (“Encumbrances”). On the Closing Date, the certificates representing the Equity shall be duly endorsed in blank for transfer, or accompanied by separate written instruments of assignment and shall be accompanied by such other or further supporting documents as Buyer or its counsel may reasonably require.

Section 1.2         Purchase Price. The purchase price for the Equity, payable to the Seller within ninety (90) days after the Closing, is as follows:

a.             An amount in Renmimbi (“RMB”) equal as of the Closing to USD600,000.00, payable by Buyer (or Ever-Glory) via bank wire transfer in immediately available funds to Seller (the “Cash Consideration”); and

b.            That number of shares of the common stock (“Buyer Shares”) of Ever-glory, the parent of Buyer, having an aggregate fair market value of USD9.4 Million (the “Stock Consideration Amount”), as determined hereby. The number of shares of Buyer Shares shall be determined as of the Closing by dividing the Stock Consideration Amount by the fair market value per share of the Buyer Shares. Fair market value shall be the preceding 30-day average of the high bid and the low ask price for Buyer Shares as quoted on the Over-the-Counter Bulletin Board as of the Closing.

Section 1.3         Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement and the Transaction Documents (the “Closing”) will take place at the offices of Jiangsu Wisdom Law firm on the first business day after the later of (a) the completion of the formalities for transfer, and receipt of approval by any and all appropriate government departments, including the Foreign Trade and Economic Cooperation Committee and (b) twenty (20) days after delivery to the shareholders of Ever-Glory of a Schedule 14C Information Statement regarding the approval of the transactions contemplated hereby by holders of a majority of the capital s tock of Ever-Glory, or at such later time and such other place as Buyer and Seller mutually agree upon, orally or in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”. Until the Closing, or termination as hereinafter described, Jiangsu Wisdom Law firm (the “Escrow Agent”) shall hold all executed and delivered Transactional Documents in escrow. Buyer, Seller and Catch-Luck hereby authorize and direct the Jiangsu Wisdom Law Firm to go through the formalities of transferring the shares representing the Equity at the Industrial and Commercial Administrative Department in Nanjing City, China. Upon the Closing, Escrow Agent shall promptly deliver the Transactional Documents to the appropriate parties.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

AND CATCH-LUCK

Seller and Catch-Luck, jointly and severally, represent and warrant to Buyer and Ever-Glory as follows:

Section 2.1         Organization, Standing and Power. Catch-Luck is duly organized, validly existing and in good standing under the laws of China and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it. Seller is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.

Section 2.2         Capitalization. The Equity constitutes all of the issued and outstanding capital stock of Catch-Luck, and the Equity is validly issued, fully paid, nonassessable, and has been so issued in full compliance with all applicable laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments providing for the issuance, disposition or acquisition of any of Catch-Luck’s capital stock (other than this Agreement).

Section 2.3         Title to Equity. Seller is the owner, beneficially and of record, of all right, title and interest in and to the Equity. Seller has good and marketable title to the Equity, free and clear of all Encumbrances. Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of the Equity (other than this Agreement).

Section 2.4         Subsidiaries. Catch-Luck does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 2.5         Authority. Catch-Luck and Seller have all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by them in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Seller Agreements”), and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Seller Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of Seller and Catch-Luck. The Seller Agreements have been duly executed and delivered by Catch-Luc k and Seller, and each constitutes the valid and binding obligation of Catch-Luck and Seller, enforceable against Catch-Luck and Seller in accordance with the terms of such Seller Agreements.

Section 2.6         No Conflict or Breach. Catch-Luck is not in violation of or default under any provision of its organizational documents. The execution, delivery and performance of the Seller Agreements and the consummation of the transactions hereby and thereby do not and will not (A) conflict with or constitute a violation of the charter documents of Catch-Luck or Seller; (B) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Catch-Luck, Seller or the Equity; (C) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Catch-Luck, or Seller is a party or by which Catch-Luck or Seller is bound or by which the Equity are affected; or (D) result in a creation or imposition of any Encumbrance of any nature whatsoever on the Equity or upon Catch-Luck or any of its assets, properties or businesses.

Section 2.7         Financial Statements. There have heretofore been delivered to Buyer: (A) reviewed audited financial statements, including balance sheets and statements of income of Catch-Luck as of and for the years ended December 31, 2004 and 2005 together with the unaudited financial statements, including balance sheets and statements of income of Catch-Luck as of and for the three month period ended March 31, 2006. All of the financial statements referred to above (the “Financial Statements”) (1) are in accordance with the books of account and records of Catch-Luck; (2) fairly present Catch-Luck’ financial position and the results of its operations as of the date and for the period therein specified; (3) have been prepared in accordance with US GAAP (“GAAP”), consistently applied during the period involved; and (4) do not include or omit to state any fact which renders such Financial Statements materially misleading.

Section 2.8         Undisclosed Liabilities. Catch-Luck does not have any material debts, liabilities or obligation of any kind, whether accrued, absolute, contingent or otherwise, which are required under GAAP to be, but are not, reflected or reserved against or disclosed in Catch-Luck’s Financial Statements, except for those that may have been incurred subsequent to December 31, 2005. All debts, liabilities and obligations incurred after December 31, 2005, were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

Section 2.9         Absence of Certain Changes. Since January 1, 2006, the business of Catch-Luck has been operated only in the ordinary course and, without limiting the generality of the foregoing, Catch-Luck has not:

a.           Declared, set aside or paid any dividend or other distribution in respect of its capital stock or otherwise (including bonus distributions to Seller) or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

b.           Sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity or other similar or dissimilar event (whether or not covered by insurance), materially and adversely affecting its condition (financial or otherwise), earnings, business, assets, liabilities, properties, or operations;

c.            Had any material adverse change in its condition (financial or otherwise), earnings, business, assets, properties, liabilities or operations;

d.            Mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for liens for current taxes which are not yet due and payable and purchase-money liens and capital lease liens arising out of the purchase or sale of products or services made in the ordinary and usual course of its business;

e.            Sold, transferred, leased, licensed or otherwise disposed of any asset or property, tangible or intangible, except in the ordinary and usual course of its business, or discontinued any product line or the manufacture, sale or other disposition of any of its products or services;

f.             Made any expenditure for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of its business;

g.            Entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $50,000.00;

h.            Waived any material right or claim or canceled any material debts or claims or voluntarily suffered any extraordinary losses;

i.             Sold, assigned, transferred or conveyed any property rights, except in the ordinary and usual course of business;

j.             Paid to or for the benefit of any of its directors, officers, employees or Seller any compensation of any kind other than base wages, salaries and benefits in effect prior to January 1, 2006;

k.            Changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);

l.             Revalued any of its assets;

m.           Increased the salary or other compensation payable or to become payable to any of its officers, directors or employees, or declared, paid or committed to pay a bonus or other additional salary or compensation to any such person;

n.            Made any loan to any person or entity, or guaranteed any loan;

o.            Had any other event or condition of any character that has or might reasonably have a material and adverse effect on its condition (financial or otherwise), earnings, business, assets, liabilities, properties or operations; or

p.            Agreed, committed or entered into any other understanding to do any of the things described in the preceding Subsections A through V.

Section 2.10        Taxes. Within the times and in the manner prescribed by law, Catch-Luck has filed all tax returns required to be filed and have paid or made adequate provision for payment of all taxes upon them, their properties, income or franchises, due and payable on or before the date hereof. There are no claims pending against Catch-Luck for past-due taxes, nor has Catch-Luck been notified of any claims. There are no present disputes or discussions with federal, state, local, foreign, commonwealth or other authorities with respect to any taxes of any nature payable by Catch-Luck. There are no outstanding waivers or agreements by Catch-Luck for the extension of the time for the assessment of any tax.

Section 2.11        Receivables and Accounts Payable. All receivables of Catch-Luck shown on the books of Catch-Luck on the Closing Date are carried at values determined in accordance with GAAP, consistently applied, reflect all pertinent facts known to Catch-Luck as of the date hereof, and represent valid and binding obligations of the debtors requiring no further performance by Catch-Luck and are collectible in full without any set-off whatsoever within 120 days of the Closing.

Section 2.12        Litigation and Claims. There is: (A) no action, suit, proceeding, claim or investigation (collectively, “Actions”) pending or, to the best of Catch-Luck’s and Seller’s knowledge, threatened, in any court or before any arbitrator or before or by any federal, state or other governmental department, commission, bureau, agency or instrumentality, domestic or foreign; and (B) no other unresolved claim made against

Catch-Luck or affecting them or their respective properties or businesses, or the transactions contemplated by this Agreement or any factual or legal basis for any such action, suit, proceeding, claim or investigation which would materially affect any of the same.

Section 2.13       Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Seller or Catch-Luck in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a known material fact, or omits or will omit to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 2.14       Illegal or Unauthorized Payments. Neither Seller nor Catch-Luck has, nor, to the best of Seller’s knowledge, have any employees, officers, directors, consultants, advisors, agents, members or representatives of Seller or Catch-Luck or other Person acting on behalf of Seller or Catch-Luck, directly or indirectly, (a) made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law or (b) violated, or taken any action which would cause Kankakee to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or the USA Patriot Act, or any rules and regulations thereunder.

Section 2.15       Assets. Catch-Luck has good, legal and marketable title to all of its property and assets, in each case free and clear of all liens, charges, restrictions, claims or encumbrances of any nature whatsoever. With respect to the personal property and assets that Catch-Luck leases (a) Catch-Luck is in compliance with such leases, (b) the leases are enforceable in accordance with their terms, and (c) Catch-Luck holds a valid leasehold interest free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever.

Section 2.16       Pending Changes. To Seller’s knowledge, there is no pending or threatened change in any applicable law, rule, regulation or order applicable to its business, operations, properties, assets, products and services which is likely to result in a material adverse change in its condition (financial or otherwise), earnings, business, assets, properties, liabilities or operations.

Section 2.17       Investment Company Act. Catch-Luck is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.18      Registration Rights. No Person has demand or other rights to cause Catch-Luck or Buyer to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to any securities of Buyer or Catch-Luck or any right to participate in any such registration statement, including, without limitation, piggyback registration rights.

Section 2.19      Agreements. Each of the contracts or agreements material to Catch-Luck is valid and enforceable against the parties thereto in accordance with its terms and Catch-Luck, and, to the best of Seller’s knowledge, each other party thereto: (i) have performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), and (ii) have received no notice of default and are not in default (or, with due notice or lapse of time or both, would be in default) under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which Catch-Luck is a party or by which it or its property or assets may be bound. Catch-Luck has no present expectation or intention of terminating or not fully performing all its obligations under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement, and Catch-Luck has no knowledge of any breach or anticipated breach by the other party to any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which Catch-Luck is a party.

Section 2.20       Investment Representations. In connection with the acquisition by Seller of shares of Buyer Shares as provided in this Agreement:

a.            Seller has been given the opportunity to ask questions and receive answers concerning Ever-Glory and the terms and conditions of the offer and sale and to obtain any additional information possessed by Ever-Glory or which Ever-Glory could acquire without unreasonable effort or expense necessary to verify the accuracy of the information provided to Seller about Ever-Glory. Seller has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Buyer Shares.

b.            Seller is acquiring the Buyer Shares solely for his own account for investment and not with the view to sale or distribution of the Buyer Shares acquired hereunder or any portion thereof and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Buyer Shares acquired hereunder or any portion thereof.

c.            Seller has received all information he deems necessary and appropriate to enable them to evaluate the financial risk inherent in making an investment in the Buyer Shares.

d.           Seller is an accredited investor as such term is defined in Regulation D, Rule 501 under the Securities Act or is sophisticated in financial matters and able to evaluate the risks and benefits of an investment in Buyer.

e.            Seller acknowledges that the Buyer Shares has not been registered under the Securities Act or any applicable state securities laws in reliance, in part, on his or her representations, warranties, and agreements herein. Seller represents, warrants, and agrees that Buyer is under no obligation to register or qualify the Buyer Shares under the Securities Act or under any state securities law, or to assist him or her in complying with any exemption from registration and qualification.

f.             Seller understands that the Buyer Shares are “restricted securities” under the Securities Act in that the Buyer Shares will be acquired from Buyer in a transaction not involving a public offering, and that the Buyer Shares may not be resold without registration under the Securities Act except in certain limited circumstances and that otherwise the Buyer Shares must be held indefinitely.

g.            Seller is aware that each certificate representing the Buyer Shares will contain the following legend noting the restrictions on resale under the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
 REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
 “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE
 ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER
 THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

h.            Without limiting the representations set forth above, Seller will not make any disposition of all or any part of the Buyer Shares which will result in the violation by him or her or by Buyer of the Securities Act or any applicable state securities laws. Without limiting the foregoing, Seller agrees not to make any disposition of all or any part of the Buyer Shares unless and until: (1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or (2) Seller has notified Buyer of the proposed disposition and has furnished Buyer with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by Buyer, Seller has furnished Buyer with a written opinion of counsel, reasonably satisfactory to Buyer, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

Section 2.21      Taxes. Seller acknowledges that the tax consequences of selling the Equity and of investing in the Buyer Shares will depend on its particular circumstances, and neither Buyer, its officers, directors, shareholders, employees, affiliates, or consultants of any of them will be responsible or liable for the tax consequences to Seller for the sale of the Equity or an investment in Buyer.

Section 2.22      Disclosure. Seller and Catch-Luck have disclosed to Buyer all facts material to the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations of Catch-Luck. None of this Agreement or any of the related ancillary documents and instruments (the “Transactional Documents”), or any other statements, documents or certificates prepared or supplied by Seller or Catch-Luck with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 3.1         Organization. Buyer is duly organized, validly existing and in good standing under the laws of Hong Kong and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.

Section 3.2         Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Buyer Agreements”), and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Buyer Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. The Buyer Agreements have been, and with respect to Buyer Agreements to be delivered at the Closing, will be duly executed and delivered by Buyer, and each constitutes, or will constitute when executed and delivered, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms of such Buyer Agreements, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity regarding the availability of remedies.

Section 3.3         No Breach or Violation. The execution, delivery and performance of the Buyer Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (A) conflict with or constitute a violation of the Charter Documents of Buyer; (B) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Buyer; (C) conflict with, constitute a default under or result in a breach or acceleration of any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Buyer is a party or by which Buyer is bound; or (D) result in a creation or imposition of any Encumbrance of any nature whatsoever on any of the Buyer Shares to be delivered to Seller in connection herewith other than those restrictions imposed under federal and state securities laws.

Section 3.4         Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Buyer in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Seller pursuant hereto or in connection with the transactions contemplated hereby contain any untrue statement of a known material fact, or omits to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

PRE-CLOSING COVENANTS OF PARTIES

Section 4.1 Covenants of Catch-Luck. During the period from the date of this Agreement and continuing until the Closing, Catch-Luck agrees that:

(a) Catch-Luck shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, shall use all reasonable best efforts to keep available the services of its officers and employees as a group (subject to changes in the ordinary course) and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Closing; provided, however, that no action by Catch-Luck with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

(b) Catch-Luck shall not and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(c) Catch-Luck shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing.

(d) Except to the extent required by law, Catch-Luck shall not amend or propose to amend its governing documents.

(e) Catch-Luck shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Catch-Luck in the ordinary course). Catch-Luck shall not enter into, or agree to enter into, (i) any joint venture or partnership, or any discussions with respect to any joint venture or partnership, or (ii) any material marketing alliance (other than supplier relationships and site sponsorships entered into in the ordinary course of business) or any discussions with respect to such alliance unless such alliance would not extend beyond the Closing Date and Catch-Luck has given reasonable notice to Buyer prior to entering into such alliance.

(f) Catch-Luck shall not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Catch-Luck or sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, except for the disposal of obsolete or worn-out assets or properties in the ordinary course of business, consistent with past practices, or as contemplated by this Agreement.

(g) Catch-Luck shall not (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than by Catch-Luck to or in Catch-Luck or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, loans, advances, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

(h) Catch-Luck shall not change its methods of accounting in effect, except as required by changes in U.S. GAAP as concurred in by Catch-Luck’s independent auditors. Catch-Luck shall not (i) change its fiscal year or (ii) make any material Tax election, other than in the ordinary course of business consistent with past practice, without consultation with Buyer. Catch-Luck shall prepare and file all Tax Returns required to be filed and pay all required Taxes due in accordance with applicable law.

(i) Catch-Luck shall not enter into any commitments, contracts or agreements to do any of the foregoing.

Section 4.2        Covenants of Ever-Glory. Prior to the execution hereof, Ever-Glory shall obtain the consent of holders of a majority of the shares of its capital stock to the entry into this agreement and the consummation of the transactions contemplated hereby. As soon as practicable after the execution hereof, Ever-Glory shall file preliminary and definitive Schedule 14C Information Statements regarding the approval of the transactions contemplated hereby by holders of a majority of the capital stock of Ever-Glory and shall deliver such definitive Schedule 14C Information Statement to the shareholders of Ever-Glory of record as of June 2, 2006.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS

Section 5.1         Seller’s and Catch-Luck’s Conditions Precedent. The obligations of the Seller and Catch-Luck to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as the Seller or Catch-Luck may waive in writing in accordance with Section 7.5 below:

a.             The representations, warranties and covenants of Buyer set forth in Article 3 hereof, shall be true and correct in all material aspects on and as of the Closing with the same force and effect as if they had been made at such time.

b.            Seller and Catch-Luck shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

c.             No statute, rule, ordinance or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the acquisition illegal or otherwise prohibiting consummation of the Merger.

Section 5.2         Ever-Glory’s and Buyer’s Conditions Precedent. The obligations of Ever-Glory and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Ever-Glory and Buyer may waive in writing in accordance with Section 7.5 below:

a.     The representations, warranties and covenants of Seller and Catch-Luck set forth in Article 2 hereof, shall be true and correct in all material aspects, on and as of the Closing with the same force and effect as if they had been made at such time.

b.     Seller and Catch-Luck shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

c.     No statute, rule, ordinance or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental body of competent jurisdiction shall be in effect, having the effect of making the acquisition illegal or otherwise prohibiting consummation of the Merger. No governmental body, individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor, to Seller’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threate ned or pending.

d.     Seller and Catch-Luck shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby, and the sale and transfer of the Equity at the Closing Date on the terms and conditions as provided herein shall not violate any law applicable to Catch-Luck, Seller or Buyer.

e.     No material adverse change in Catch-Luck’s condition (financial or otherwise), earnings, business, assets, properties, liabilities or operations shall have occurred between the date of this Agreement and the Closing Date.

ARTICLE VI

FURTHER AGREEMENTS OF THE PARTIES

Section 6.1         Further Assurances. From time to time, at Buyer’s request and without further consideration and at the expense of Buyer, Seller and Catch-Luck will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement, and to vest in Buyer good, valid and marketable title to the Equity. From time to time, at Seller’s request and without further consideration and at the expense of Seller, Buyer will execute and deliver to Seller such other documents, and take such other action, as Seller may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

Section 6.2         Seller’s Indemnity. Seller hereby agrees to indemnify, defend and hold harmless Ever-Glory and Buyer from and against, and in respect to, any and all Losses that Ever-Glory or Buyer may incur by reason of Seller’s or Catch-Luck’s breach of or failure by Seller or Catch-Luck to perform, any of their representations, warranties, commitments, covenants or agreements in this Agreement, or in any agreement or exhibit furnished or to be furnished by or on behalf of Seller or Catch-Luck under this Agreement. Seller’s liability for a breach of the representations, warranties and covenants made by a Seller or Catch-Luck in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement, shall not be deemed to be waived or otherwise affected by any investigation made by Buyer and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. All such liability of Seller shall terminate on the twenty-fourth (24th) month anniversary of the Closing Date, except for liability with respect to which an indemnity claim is made by written notice to the Seller within twenty-four (24) months from the Closing Date in the case of all of Ever-Glory’s or Buyer’s indemnity claims. The parties acknowledge and agree that this Article 6 represents and establishes the exclusive remedy for all claims arising under this Agreement, except for (i) any equitable remedy, or (ii) intentional fraud.

Section 6.3         Non Solicitation. Prior to the Closing (or any termination of this Agreement), Seller, Catch-Luck or any person or entity authorized to act on their behalf, shall not solicit inquiries or proposals with respect to, or participate in any negotiation or discussions concerning any acquisition or purchase of all or any portion of the Equity or the assets of Catch-Luck.

Section 6. 4        Termination.  This Agreement may be terminated at any time prior to the Closing Date,

(a)          By mutual written consent of Seller and Buyer; or

(b)          Unilaterally by Seller or Buyer if the other fails to perform any covenant in any material respect in this Agreement, and does not cure the failure in all material respects within 30 business days after the terminating party delivers written notice of the alleged failure or if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied within ninety (90 days of the date of this Agreement; or

(c)           Unilaterally by Seller or Buyer at any time ninety (90) days after the date of this Agreement, if the formalities for transfer, and receipt of approval by any and all appropriate government departments, including the Foreign Trade and Economic Cooperation Committee have not been obtained.

(d)          In the event of termination of this Agreement by either Seller or Buyer, as provided in this Section 6.4, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party or their respective officers or directors. Nothing in this Section 6.4 shall relieve any party from liability for any breach of this Agreement.

Section 6.5         Confidentiality. Each party (and their respective representatives) agrees to maintain all discussions, including the fact of this Agreement, in the strictest confidence. Any public announcements will be mutually agreed upon in advance.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1         Finder’s or Broker’s Fees. Buyer represents and warrants that it has dealt with no other broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder’s fee in connection with any of these transactions. Seller and Catch-Luck represent and warrant that they have dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as they know, no broker or other person is entitled to any commission or finder’s fee in connection with any of these transactions. Seller and Catch-Luck each agree to indemnify and hold harmless Buyer against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder’s fee alleged to be payable by reason of any of their acts, omissions or statements.

Section 7.2         Expenses. Ever-Glory, Buyer, Seller and Catch-Luck shall, individually, pay their respective costs and expenses incurred or to be incurred by any of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.

Section 7.3         Effect of Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

Section 7.4         Entire Agreement; Modification. This Agreement, together with all of the schedules and exhibits furnished hereunder, constitute the sole and entire agreement among the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

Section 7.5         Waiver. Any party hereto may waive, in writing, compliance by the other party of any of the covenants or conditions contained in this Agreement, except those conditions imposed by law. No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof. The granting of a written waiver pursuant to this Section 7.5 shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

Section 7.6         Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

In the event of execution and signing of transaction Documents by facsimile, the parties shall provide originals to the Escrow Agent as soon as practicable thereafter.

Section 7.7         Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns, or is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. None of the provisions hereof shall be deemed to give any third persons any right of subrogation or action over or against any party to this Agreement.

Section 7.8         Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

Section 7.9         Recovery of Litigation Costs. Except as otherwise provided elsewhere in this Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or by reason of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, other professionals’ fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Section 7.10      Successors and Assigns. No parties’ rights or obligations under this Agreement may be assigned, except that Buyer may assign its rights and obligations hereunder to an affiliate provided that such affiliate shall execute and deliver such documentation necessary to be bound by the terms of this Agreement. Any assignment in violation of the foregoing shall be null and void.

Section 7.11       Notices. Any notices, consent, approval or other communications given pursuant to the provisions of this Agreement shall be in writing and shall be (A) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (B) delivered by a nationally recognized overnight courier which delivers only upon signed receipt of the addressee, and addressed to the parties as provided in the introductory paragraph hereto. The time of giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

Section 7.12       Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, without giving effect to any choice of law or conflict provision or rule, whether of the State of California (or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of California to be applied. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law or analysis, the substantive law of some other jurisdiction would ordinarily apply. Should a dispute arise between the parties as a result of this Agreement, any action initiated shall be submitted to binding arbitration in San Francisco County, California.

IN WITNESS WHEREOF, each of the parties hereto have signed this Agreement for the Purchase and Sale of Stock or has caused the same to be signed by its duly authorized officer as of the date first above written.

BUYER:
EVER-GLORY INTERNATIONAL, INC.
By: /s/ Kang Yihua Kang Yihua, Chief Executive Officer
BUYER:
PERFECT DREAM LTD
By: /s/ Kang Yihua Kang Yihua, Chief Executive Officer
SELLER:
EVER-GLORY ENTERPRISES (HK) LTD
By: /s/ Kang Yihua Kang Yihua, Chief Executive Officer
CATCHLUCK:
NANJING CATCH-LUCK GARMENTS CO, LTD
By: /s/ Kang Yihua Kang Yihua, Chief Executive Officer